Charles W. Lutter, Jr.
Attorney and Counselor at Law
103 Canyon Oaks
San Antonio, Texas 78232-1305
(210) 495-5438
Fax (210) 496-1631

November 12, 2009

Board of Trustees
Monteagle Funds
209 Tenth Avenue South, Suite 332
Nashville, Tennessee 37203

Re:  Monteagle Funds – Legal Opinion and Consent

Dear Sirs:

You have requested my legal opinion and consent so that Monteagle Funds (the “Trust”) may have a current legal opinion to complete the Trust’s Registration Statement on Form N-14.

In this regard, I note that two series of the Trust, the Monteagle Large Cap Growth Fund and the Monteagle Quality Growth Fund, are the subject of the October 29, 2009 Plan of Reorganization; that upon closing of reorganization the Monteagle Large Cap Growth Fund will be merged into the Monteagle Quality Growth Fund; and that my legal opinion dated November 4, 2009 was included as an exhibit to Post-Effective Amendment No. 36/39 to the Trust’s Registration Statement on Form N-1A which covers the six existing series of the Trust – including the Monteagle Quality Growth Fund (SEC File Nos. 333-41461 and 811-08529).

I have not become aware of any facts or circumstances that would alter the opinions set forth in the November 4, 2009 letter; and the opinions expressed continue to be my opinion as counsel to Monteagle Funds.

I have considered, among other things, the Trust’s Registration Statement, the Trust instrument, the opinions of prior counsel to the Trust previously filed as exhibits to the Trust’s Registration Statement, copies of actions of the Board of Trustees as furnished by the Trust, and such other documents and records as deemed necessary for the purpose of this opinion.

Based on my review, I am of the opinion that the shares of beneficial interest in the Monteagle Quality Growth Fund are duly authorized and when purchased and paid for as described in the Trust’s Registration Statement, will be validly issued, fully paid and non-assessable.

November 12, 2009
N-14 Legal Opinion and Consent

I am delivering this letter to the Trust and no person other than the Trust may rely on it.

I hereby consent to the filing of this consent and my opinion of counsel as exhibits to the Trust’s Registration Statement on Form N-14.

Sincerely,

/S/

Charles W. Lutter, Jr.